UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2006

SAFETEK INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-22175 (Commission File Number)	75-2226896 (IRS Employer Identification No.)

23 Aminadav St.
Tel Aviv, Israel, 67898
(Address of principal executive offices)

972-3-561-3465
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2006, the Board of Directors of Safetek International, Inc. (the ‘Registrant”) accepted the resignation of Tamar Tzaban Nahomov from her positions as a director and Chief Financial officer of the Registrant and its wholly owned subsidiary, Oriens Life Sciences (Israel) Ltd., effective as of October 30, 2006.

Appointment of Shmuel Shneibalg as a Director

On October 28 2006, the Board appointed Shmuel Shneibalg as Chief Executive Officer and as a director of the Registrant and its wholly owned subsidiary, effective as of October 30, 2006, to serve until his successor is elected and qualified.

Mr. Shneibalg has had considerable experience serving as a director and officer of several publicly traded companies. From May 2001 until April 2005, Mr. Shniebalg served as Chairman, Chief Executive Officer, Secretary and Director of the Registrant. He also served as Chief Executive Officer, Chief Financial Officer, and President of Green Mountain Capital, Inc. from September 29, 2005 until his resignation on May 12, 2006 but he remains a director of the company. Mr. Shneibalg has been a Vice-President and a Director of Global General Technologies, Inc. since November 10, 2004 and the Vice President of Home Solutions Health, Inc., a public consumer product company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETEK INTERNATIONAL, INC. (Registrant)

By:	/s/ Shmuel Shneibalg
Name: Shmuel Shneibalg
Title: Chief Executive Officer and Director

Date: October 30, 2006